EXHIBIT 99.1

Agreement of Joint Filing

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed, and any subsequent amendment shall be filed, on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated: July 31, 2006

GLENHILL CAPITAL LP

By: Glenhill Capital Management, LLC, its general partner

By:	Glenhill Advisors, LLC, its Managing Member

  By: /s/ Glenn J. Krevlin
 Name: Glenn J. Krevlin
            Title: Managing Member

GLENHILL CONCENTRATED LONG MASTER FUND LLC

By: Glenhill Capital Management, LLC, its Managing Member

By:	Glenhill Advisors, LLC, its Managing Member

  By: /s/ Glenn J. Krevlin
 Name: Glenn J. Krevlin
            Title: Managing Member

GLENHILL CAPITAL MANAGEMENT, LLC

By: /s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Managing Member

GLENHILL OVERSEAS MANAGEMENT, LLC

By: /s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Managing Member

GLENHILL ADVISORS, LLC

By: /s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Managing Member

GLENHILL CAPITAL OVERSEAS MASTER FUND, L.P.

By: Glenhill Capital Overseas GP, Ltd., its general partner

By: /s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Director

GLENHILL CAPITAL OVERSEAS GP, LTD.

By: /s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Director

/s/ Glenn J. Krevlin
Glenn J. Krevlin